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                                                                    Exhibit 23.3

[ORE LOGO] Ore Reserves Engineering
           Alan C. Noble, P.E.
           Principal Engineer


                               Consent of Expert

To: Gryphon Gold Corporation

I, Alan C. Noble, do hereby consent to the filing of the written disclosure of the technical report titled Technical Report on the Mineral Resources of the Borealis Gold Project located in Mineral County Nevada and dated May 23, 2005 (the "Technical Report") and any extracts from or a summary of the Technical Report in the Registration Statement on Form SB-2 dated August 17, 2005 (the "Registration") of Gryphon Gold Corporation, and to the filing of the Technical Report with United States Securities and Exchange Commission.

I also consent to the use of my name in the Registration Statement.

Dated this 16th day of August, 2005.

/s/Alan C. Noble
------------------------------------
Alan C. Noble





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